Exhibit(h)(2)

REAVES UTILITY INCOME FUND

AMENDMENT NO. 1 TO
DISTRIBUTION AGREEMENT

October 6, 2020

ALPS Distributors, Inc.

1290 Broadway, Suite 1000

Denver, Colorado 80203

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated November 14, 2019 (the “Distribution Agreement”), by and between Reaves Utility Income Fund, a Delaware statutory trust (the “Fund”), and ALPS Distributors, Inc., as sales agent (the “Distributor”), regarding the offer and sale of up to 5,500,000 shares of beneficial interest, no par value, of the Fund, from time to time, through sub-placement agents, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended.

A. Amendments to Distribution Agreement. The Distribution Agreement is amended as follows, effective as of the date hereof:

1. The first sentence of Section 1(a) of the Distribution Agreement is hereby deleted and replaced in its entirety with the following:

“Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its principal underwriter and placement agent for up to 11,000,000 Common Shares of the Fund to be offered pursuant to the Registration Statement (as defined herein) through ATM offerings from time to time (the "Shares") and the Fund agrees that it will issue such Shares as the Distributor may sell.”

2. Section 2(a) of the Distribution Agreement is hereby deleted and replaced in its entirety with the following:

“An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), on Form N-2 (File No. 333-245058 and 811-21432) (the "Registration Statement") (i) has been prepared by the Fund in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act") and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "1940 Act") in all material respects; and (ii) has been filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act and the 1940 Act; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Fund and its business; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Fund; the Registration Statement, including any amendments thereto, became effective upon filing; no stop order of the Commission preventing or suspending the use of the Basic Prospectus (as defined herein), the Prospectus Supplement (as defined herein) or the Prospectus (as defined herein), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Fund's knowledge, have been threatened by the Commission. Except where the context otherwise requires, "Registration Statement," as used herein, means, collectively, the various parts of the registration statement, as amended at the time of effectiveness for purposes of Section 11 of the Securities Act (the "Effective Time"), as such section applies to the Distributor, as well as any new registration statement, post-effective amendment or new shelf registration statement relating to the Shares, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Distributor, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act. "Basic Prospectus," as used herein, means the final prospectus filed as part of the Registration Statement, including the related statement of additional information, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, "Prospectus Supplement," as used herein, means the final prospectus supplement, including the related statement of additional information, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Fund to the Distributor in connection with the offering of the Shares. Except where the context otherwise requires, "Prospectus," as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein.”

Exhibit(h)(2)

3. The following is hereby added as a new Section 2(j) of the Distribution Agreement:

“Prior to the execution of this Agreement, the Fund has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Fund will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; and the Fund is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.”

B. Prospectus Supplement. The Fund shall file an amended or revised Prospectus Supplement reflecting this Amendment within two (2) business days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

D. Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

E. Governing Law. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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Exhibit(h)(2)

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

REAVES UTILITY INCOME FUND

By:	/s/ Bradley J. Swenson
	Name:	Bradley J. Swenson
	Title:	President

ACCEPTED as of the date first above written:

ALPS DISTRIBUTORS, INC.

By:	/s/ Bradley J. Swenson
	Name:	President
	Title:	President, Director & Chief Operating Officer